Exhibit 10.57

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "APA") is entered into effective as of the date of the last signature, by and between CANNASYS, INC., a Nevada corporation ("Purchaser"), and BETA KILLERS LLC, a Colorado limited liability company ("Seller"). Purchaser and Seller are each hereinafter referred to individually, as a "Party," and collectively, as the "Parties."

Recitals

A. Seller is an innovation laboratory that develops technologies to improve the ways consumers and businesses interact with each other and is developing an innovative mobile web-based communication platform for the regulated cannabis industry known as Citizen Toke ("Citizen Toke").
B. Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, all of the assets comprising the current version of the Citizen Toke application, including all Intellectual Property (defined below), code, and other intangibles and all related documentation associated with Citizen Toke (together, the "Technology").
C. The Parties desire to work together over the next six months to further develop the Technology and implement and grow the branding, marketing, and sales of Citizen Toke, on the terms and conditions set forth in this APA.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), the respective representations, warranties, covenants, and agreements set forth in this APA, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties agree as follows:

Article 1
Definitions

Section 1.01 Defined Terms. When used herein, the following terms shall have the meanings set forth below:
"Acquired Assets" has the meaning specified in section 2.02.
"Advisory Engagement Agreement" is the agreement described in subsection 8.10(a).
"APA" means this Asset Purchase Agreement, including all schedules and exhibits hereto, as amended, modified, supplemented, restated, or renewed from time to time.
"Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline, or ordinance.
"Authorizations" means franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations, and permits.
"Bill of Sale" has the meaning specified in section 2.02.
"CannaSys Stock" means Purchaser's common stock.
"Closing" has the meaning specified in section 2.09.

"Closing Date" has the meaning specified in section 2.09.
"Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
"Colorado Law" means laws governing corporations under the Colorado Corporate Code, as amended.
"Confidential Information" has the meaning specified in Subsection 8.03(c).
"Effective Time" has the meaning specified in section 2.09.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Excluded Assets" has the meaning specified in section 2.03.
"GAAP" means generally accepted accounting principles in the United States.
"Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications, copyright registrations and applications, brand names, and proprietary and other technical information, technology, and software.
"Liens" means, respecting any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.
"Master Services Agreement" is the agreement described in subsection 8.10(b).
"Material Adverse Effect" means any event, change, or effect that has or would have a materially adverse effect on the financial condition, business, or results of operations of an entity or group of entities, taken as a whole.
 "Nevada Law" means laws governing corporations under the Nevada Revised Statutes, as amended.
"Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity, or group.
"Purchaser" means CannaSys, Inc., a Nevada corporation.
"Purchaser Disclosure Schedules" has the meaning specified in Article 4.
"Purchaser Representatives" has the meaning specified in Subsection 8.03(b).
"Required Consents" has the meaning specified in section 3.08.
"Retained Liabilities" has the meaning specified in section 2.04.
"SEC" means the United States Securities and Exchange Commission.
"SEC Reports" has the meaning specified in section 4.04.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Seller" means Beta Killers LLC, a Colorado limited liability company.
"Seller Disclosure Schedules" has the meaning specified in Article 3.
"Seller Representatives" has the meaning specified in Subsection 8.03(a).
"Tax" (and, with correlative meanings, "Taxes" and "Taxable") means:

(a) any income tax; alternative or add-on minimum tax; gross receipts tax; sales tax; use tax; ad valorem tax; transfer tax; franchise tax; profits tax; license tax; withholding tax; payroll tax; employment tax; excise tax; severance tax; stamp tax; occupation tax; property tax; environmental or windfall profit tax; custom, duty or other tax; impost; levy; governmental fee; or other like assessment or charge of any kind whatsoever, together with any interest, penalty, or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign);
(b) any liability for the payment of any amounts of the type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined, or unitary group for any Taxable period; and
(c) any liability for the payment of any amounts of the type described in clauses (a) or (b) above as a result of any express or implied obligation to indemnify any other Person.

"Tax Return" means any return, report, declaration, form, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.
"Technology" has the meaning specified in the Recitals.

Article 2
Acquisition of Assets; Purchase Price

Section 2.01 Purchase and Sale of Assets. On the Closing Date and subject to the terms and conditions of this APA, Seller shall irrevocably sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title, and interest, as applicable, in and to all of the Acquired Assets, but excluding the Excluded Assets in each case, at and as of the Closing Date, free and clear of all Liens.
Section 2.02 Acquired Assets. Subject to section 2.03, the "Acquired Assets" shall consist of all of the assets of Seller that are listed on Exhibit A and the General Assignment and Bill of Sale ("Bill of Sale") in substantially the form attached hereto as Exhibit B.
Section 2.03 Excluded Assets. Notwithstanding anything to the contrary in this APA, the following specified rights, properties, claims, and assets shall be retained by Seller and shall be excluded from the Acquired Assets (collectively, the "Excluded Assets"). The Excluded Assets shall be:

(a) accounts receivable relating to the Acquired Assets as of the Closing Date;
(b) all liabilities of Seller relating to the Acquired Assets existing as of the Closing Date; and

(c) all tools, resources, and other materials that Seller used to develop the Technology.

Section 2.04 Retained Liabilities. Purchaser shall not assume or be obligated to pay, perform, or otherwise discharge any liability or obligation of Seller or any of its affiliates whatsoever, whether, accrued, direct or indirect, known or unknown, absolute or contingent ("Retained Liabilities").
Section 2.05 Purchase Price and Payment. As consideration for the sale of the Acquired Assets and other commitments of Seller set forth in this APA, Purchaser shall, subject to section 2.12, issue and deliver to Seller 1,000,000 shares of CannaSys Stock as soon practicable after the increase of authorized shares of CannaSys Stock becomes effective.
Section 2.06 Instruments of Transfer; Further Assurances. At the Closing, Seller and Purchaser shall each deliver to the other executed counterparts of this APA and the Bill of Sale conveying all of the Acquired Assets to Purchaser. At the Closing, and at all times thereafter as may be necessary, Seller (at Seller's expense) shall execute and deliver to Purchaser: (a) such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Acquired Assets and to comply with the purposes and intent of this APA; and (b) such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by Seller and assumption by Purchaser of the Acquired Assets to the extent provided in Article 2.
Section 2.07 Nonassignability. Notwithstanding any other provision of this APA, this APA shall not be deemed to constitute an assignment of, or an agreement to assign, any Acquired Asset or any claim, right, or benefit arising thereunder or resulting therefrom if an assignment or attempted assignment thereof, without the consent of a third party with respect thereto, would constitute a breach or other contravention thereof or adversely affect the rights of Purchaser thereunder in any material respect. Seller shall use commercially reasonable efforts to obtain the consent of the other parties to any the Acquired Assets or any claim or right or any benefit arising thereunder for the assignment thereof to Purchaser as Purchaser may reasonably request in writing, including the Required Consents. Seller shall be responsible for all fees and expenses paid to third parties to obtain such consents. If any such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Purchaser therein in any material respect, Seller shall cooperate with Purchaser in entering into a mutually agreeable arrangement under which either: (a) Purchaser would in all material respects obtain the benefits, assume the obligations, and bear the economic burden thereunder in accordance with this APA, including subcontracting, sublicensing, or subleasing to Purchaser; or (b) Seller would enforce for the benefit of Purchaser, at Seller's expense, any and all of its rights against any third party thereto, and Seller would pay to Purchaser when received all monies received by it under any such Acquired Asset or any material claim, right, or benefit arising thereunder.
Section 2.08 Waiver of Bulk Sales Compliance. Seller and Purchaser hereby waive compliance with the bulk transfer or bulk sales provisions of the applicable state Uniform Commercial Code provisions or any other similar law, if any.
Section 2.09 Closing. The closing of the purchase and sale of the Acquired Assets (the "Closing") shall occur on or before August 15, 2016 (the "Closing Date"). Any extension of the Closing Date may be made only with the mutual written consent of Parties. The Closing shall take place by the exchange of documents electronically, by facsimile, or via overnight courier by a recognized national courier service as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Articles 5 and 6, or at such other date, time, and place as the Parties may agree. For all purposes hereof, the term "Effective Time" shall be 12:01 a.m., Mountain Time, on the Closing Date. Subject to Article 9, failure to consummate the Closing shall not result in the termination of this APA or relieve any Person of any obligation hereunder.

Section 2.10 Restrictions on Transfer of Shares. Transfer of the CannaSys Stock to Seller in accordance with this APA will be subject to certain restrictions under the Securities Act and Regulation D promulgated by the SEC thereunder and certain applicable state securities laws. The CannaSys Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is under no obligation to register the CannaSys Stock under the Securities Act or under Section 12 of the Exchange Act, except as expressly agreed to in writing by Purchaser; and the certificates representing the CannaSys Stock will bear a legend so restricting the sale of such shares.
Section 2.11 Additional Agreement. Nothing in this APA shall prevent Seller from developing, selling, or licensing other SMS marketing platforms with similar design and functionality to third parties in the non-cannabis industries. However, within 180 days of the Closing Date, Seller has the option to grant to Purchaser the exclusive rights to develop, sell, and license the Acquired Assets and any improvements to the Acquired Assets to third parties in the non-cannabis industries.
Section 2.12 Adjustment for Recapitalization. The Parties acknowledge that on the Closing Date, Purchaser will not have sufficient authorized but unissued shares of CannaSys Stock to issue to Seller under the terms of this APA. Purchaser is in the process of amending its articles of incorporation to recapitalize the company by effecting a reverse-split of the outstanding CannaSys Stock and an increase in its authorized CannaSys Stock. If Purchaser shall subdivide the outstanding shares of CannaSys Stock into a greater number of shares, combine the outstanding shares of CannaSys Stock into a smaller number of shares, or issue by reclassification any of its shares of CannaSys Stock, the number of shares of CannaSys Stock to be issued pursuant to this APA shall be adjusted so that Seller shall be entitled to receive after the occurrence of any of the events described above the number of shares of CannaSys Stock to which it would have been entitled had such shares been issued immediately prior to the occurrence of such event, such adjustment to become effective immediately after the opening of business on the day following the date upon which such subdivision, combination, or reclassification, as the case may be, becomes effective.

Article 3
Representations and Warranties of Seller

Seller hereby represents, covenants, and warrants as follows to Purchaser, such representations, covenants, and warranties to be made as of the date hereof and at and as of the Closing Date, to survive the Closing (except as otherwise expressly set forth in Article 7) and to continue in accordance with the terms hereof, as set forth in this Article 3 and as limited, qualified by, or except as otherwise set forth in the written disclosure schedules to this APA supplementally provided by Seller to Purchaser (the "Seller Disclosure Schedules").
Section 3.01 Authority. Seller has all requisite power and authority to execute and deliver this APA, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this APA by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action, and no other proceedings on the part of Seller are necessary to authorize this APA or to consummate the transactions contemplated hereby. This APA has been duly executed and delivered by Seller and, assuming the due authorization, execution, and delivery thereof by Purchaser, constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that: (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.02 Organization and Good Standing. Seller is a limited liability company duly organized and existing in good standing under Colorado Law. Seller has full requisite power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it. Seller is duly qualified to transact business in the state of Colorado and in all states and jurisdictions in which the business or ownership of its property makes it necessary so to qualify, except for jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter.
Section 3.03 Title to Property. Seller has good and marketable title to all of the Acquired Assets, free and clear of all Liens, except as described in the Seller Disclosure Schedules. Upon delivery to Purchaser on the Closing Date of the instruments of transfer contemplated by section 5.01, Seller will thereby transfer to Purchaser good and marketable title to the Acquired Assets being conveyed, free and clear of all Liens, except as described in the Seller Disclosure Schedules.
Section 3.04 Intellectual Property. Included in the Seller Disclosure Schedules is a complete and accurate list of all of Seller's Intellectual Property that was developed by Seller to be used with the Acquired Assets, including the trade secrets, service marks, other proprietary information, domain names, source and object codes, copyrights, patents, patent applications, registrations, and applications with respect thereto. Except as set forth in the Seller Disclosure Schedules, Seller owns the entire right, title, and interest in and to such Intellectual Property, and such Intellectual Property is not subject to the payment of royalties or any other obligation to any other Person. Except as set forth in the Seller Disclosure Schedules, none of the employees of Seller owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. To the best knowledge of Seller, none of the Intellectual Property is subject to any order, decree, judgment, stipulation, settlement, Lien, or attachment. There are no pending or threatened proceedings, litigation, or other adverse claims of which Seller is aware affecting or respecting the Intellectual Property. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other Person and comprises all such rights necessary to permit the operation of the business of Seller as now being conducted.
Section 3.05 Litigation and Proceedings. Except as set forth in the Seller Disclosure Schedules (which reflect the manner in which each item is treated for financial reporting purposes), there are no actions, suits, or proceedings pending or, to the knowledge of Seller, threatened by or against, or affecting Seller or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Seller does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.
Section 3.06 Material Contract Defaults. Except as set forth in the Seller Disclosure Schedules, Seller is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment that is material to the business, operations, properties, assets, or condition of Seller, and there is no event of default or other event that with notice or lapse of time, or both, would constitute a default in any material respect under any contract, agreement, lease, or other commitment in respect of which Seller has not taken adequate steps to prevent such a default from occurring.
Section 3.07 Taxes. All federal, state, local, and foreign Tax Returns required to be filed by or on behalf of Seller have been filed with the appropriate governmental agency and all jurisdictions in which such reports are required to be filed and all Taxes that have become due or payable pursuant to such Tax Returns or to any assessment have been paid.

Section 3.08 Consents and Permits. Included in the Seller Disclosure Schedules is a description of each contract, agreement, lease, or other commitment, written or oral, to which Seller is a party or to which any of its properties or assets are subject pursuant to which the consent of the other party is required in order to consummate the transactions herein contemplated (the "Required Consents"), except when the failure to obtain such consent would not have a Material Adverse Effect on the Acquired Assets. Seller shall use its best efforts to obtain from all third parties any Required Consents in order to consummate the transactions contemplated by this APA.
Section 3.09 No Conflict with Other Instruments. The execution of this APA and the consummation of the transactions contemplated by this APA will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Seller is a party or to which any of its properties or operations are subject.
Section 3.10 Compliance with Laws and Regulations. Seller has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Seller or except to the extent that noncompliance would not result in the incurrence of any material liability for Seller.
Section 3.11 Information. The information concerning Seller set forth in this APA, in the exhibits hereto, and in the Seller Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.12 Liabilities and Obligations.

(a) Except to the extent disclosed in the Seller Disclosure Schedules, no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) are secured by a Lien on any of Seller's assets.
(b) Except as set forth in Seller Disclosure Schedules, no Person with which Seller is affiliated is indebted to Seller, and Seller has no indebtedness or liability to any member, shareholder, or any corporation or entity with which it is affiliated.
(c) Seller is not in default under any evidence of indebtedness for borrowed money.

Section 3.13 Authorizations and Required Consents. Seller has all required Authorizations necessary to conduct its business as currently conducted or proposed to be conducted. Seller Disclosure Schedules list Seller's Authorizations and include true, correct, and complete copies thereof. All Authorizations relating to the business of Seller are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened that could have the effect of revoking or limiting any such Authorizations, and the Authorizations will not cease to remain in full force and effect by reason of the transactions contemplated by this APA.
Section 3.14 Validity of APA. Neither the execution and the delivery of this APA nor the performance of any of the covenants or obligations to be performed hereunder by Seller will: (a) result in any violation of any order, decree, or judgment of any court or other governmental body or Applicable Law by Seller; (b) result in a breach of any terms or provisions of Seller's articles of organization and operating or limited liability company agreement; or (c) constitute a default under any indenture, mortgage, deed of trust, or other contract to which Seller is a party or by which Seller is bound.

Section 3.15 Completeness of Representations and Schedules.

(a) Seller Disclosure Schedules and exhibits hereto completely and correctly present in all material respects the information required by this APA. This APA, any Seller Disclosure Schedules, and exhibits to be delivered under this APA; the representations and warranties of this Article 3; and the documents and written information pertaining to Seller furnished to Purchaser or the Purchaser Representatives do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.
(b) Seller shall promptly notify Purchaser of any event or change in circumstances that contradicts the representations that Seller has made in this Article 3 or if Seller is subject to any material events that may affect its ongoing business operations, such as litigation or financial distress.

Section 3.16 Finder's Fees. No broker or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this APA based upon arrangements made by or on behalf of Seller.

Article 4
Representations and Warranties of Purchaser

Purchaser hereby represents, covenants, and warrants as follows to Seller, such representations, covenants, and warranties to be made as of the date hereof and at and as of the Closing Date, to survive the Closing (except as otherwise expressly set forth in Article 7) and to continue in accordance with the terms hereof, as set forth in this Article 4 and as limited, qualified by, or except as otherwise set forth in the written disclosure schedules to this APA supplementally provided by Purchaser to Seller (the "Purchaser Disclosure Schedules").
Section 4.01 Authority. Purchaser has all requisite corporate power and authority to execute and deliver this APA, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this APA by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this APA or to consummate the transactions contemplated hereby. This APA has been duly executed and delivered by Purchaser and, assuming the due authorization, execution, and delivery thereof by Seller, constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that: (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
Section 4.02 Organization and Good Standing. Purchaser is a corporation duly organized and existing in good standing under Nevada Law. Purchaser has full corporate power and authority to carry on its business as now conducted. Purchaser is duly qualified to transact business in the states of Nevada and Colorado and in all states and jurisdictions in which its business or ownership of its properties or assets makes it necessary so to qualify (other than in jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

Section 4.03 Capitalization. The authorized capital stock of Purchaser consists of 5,000,000 shares of preferred stock, par value $0.001 per share, and 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this APA, 1,515,000 shares of Series A Preferred Stock are issued and outstanding and approximately 66,548,517 shares of common stock (or CannaSys Stock) are issued and outstanding. The issued and outstanding shares of preferred stock and common stock are validly issued, fully paid, nonassessable, and subject to no restrictions on transfer other than Securities Act restrictions applicable to restricted securities. There are no treasury shares. Purchaser is in the process of amending its articles of incorporation to recapitalize the company by causing a reverse-split of its current issued and outstanding shares of common stock and to increase its authorized shares of common stock to enable Purchaser to issue and deliver the CannaSys Stock required under the terms of this APA.

Section 4.04 Filings; Financial Statements.

(a) True and complete copies of all Annual Reports on Form 10-K; all Quarterly Reports on Form 10-Q; all proxy, information, or consent solicitation statements relating to meetings of shareholders or consents in lieu thereof (whether annual or special); all Current Reports on Form 8-K; and all other reports, schedules, registration statements, or other documents, and amendments thereto, filed with the SEC by Purchaser since its inception (the "SEC Reports") are available to Seller through the SEC's website at www.sec.gov. Purchaser has filed all forms, reports, statements, and other documents required to be filed with: (i) the SEC, including the SEC Reports; (ii) any applicable state securities authorities; and (iii) any other applicable federal, state, or local regulatory authorities; except when the failure to file any such forms, reports, statements, or other documents would not have a Material Adverse Effect. As of their respective dates, or as of the date of the last amendment thereof if amended after filing, none of the SEC Reports (including all schedules thereto and disclosure documents incorporated by reference therein) contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the SEC Reports as of the time of filing, or as of the date of the last amendment thereof if amended after filing, complied in all material respects with the Exchange Act or the Securities Act, as applicable.
(b) Purchaser has made all filings and reports required under all Applicable Laws respecting its business and any predecessor entity, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.
(c) The consolidated financial statements of Purchaser included in the SEC Reports fairly present, in conformity in all material respects with GAAP applied on a consistent basis, the consolidated financial position of Purchaser as of the dates thereof and the consolidated results of operations and changes in financial position for the periods then ended.

Section 4.05 Liabilities and Obligations.

(a) Except to the extent set forth in Purchaser's financial statements or disclosed in its SEC Reports, Purchaser has no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) secured by a Lien on any of its assets.
(b) Except as set forth in Purchaser's financial statements, no Person with which Purchaser is affiliated is indebted to Purchaser, and Purchaser has no indebtedness or liability to any shareholder or any Person with which it is affiliated.

(c) Except to the extent set forth in Purchaser's financial statements or disclosed in its SEC Reports, Purchaser is not in default under any evidence of indebtedness for borrowed money.

Section 4.06 Taxes. Purchaser has filed all Tax Returns or forms that are required to be filed since its inception. No Taxes are due to any federal, state, local, or foreign Tax authority. Purchaser is not obligated to make any payments and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.
Section 4.07 Compliance with Securities Laws, Rules, and Regulations. All securities of Purchaser issued since its inception have been issued pursuant to and in compliance with Applicable Laws; specifically, all offers and sales of shares of common stock were registered with the SEC or made pursuant to exemptions from the registration requirements of Section 5 of the Securities Act and available exemptions provided by applicable state securities laws.
Section 4.08 Validity of APA. Neither the execution and the delivery of this APA nor the performance of any of the covenants or obligations to be performed hereunder by Purchaser will: (a) result in any violation of any order, decree, or judgment of any court or other governmental body or Applicable Law by Purchaser; (b) result in any breach of any terms or provisions of Purchaser's articles of incorporation or bylaws; or (c) constitute a default under any indenture, mortgage, deed of trust, or other contract to which Purchaser is a party or by which Purchaser is bound.

Section 4.09 Completeness of Representations and Schedules.

(a) Purchaser Disclosure Schedules and exhibits hereto completely and correctly present in all material respects the information required by this APA. This APA, any Purchaser Disclosure Schedules, and exhibits to be delivered under this APA; the representations and warranties of this Article 4; and the documents and written information pertaining to Purchaser furnished to Seller or the Seller Representatives do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.
(b) Purchaser shall promptly notify Seller of any event or change in circumstances that contradicts the representations that Purchaser has made in this Article 4, or if Purchaser is subject to any material events that may affect its ongoing business operations, such as litigation or financial distress.

Section 4.10 Finder's Fees. No broker or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this APA based upon arrangements made by or on behalf of Purchaser.

Article 5
Conditions Precedent to the Obligations of Purchaser

The obligations of Purchaser pursuant to this APA are, at the option of Purchaser, subject to the fulfillment, on or before the Closing Date, of the following conditions:
Section 5.01 Execution of this APA. Seller has duly executed and delivered this APA, the Bill of Sale, the Master Services Agreement, and the Advisory Engagement Agreement to Purchaser, and all requisite action required to consummate the transactions contemplated hereby shall have been duly and validly taken by Seller.

Section 5.02 Representations and Warranties Accurate. All representations and warranties of Seller contained in this APA shall have been true in all material respects as of the Closing Date.
Section 5.03 Performance of Seller. Seller shall have performed and complied with all agreements, terms, and conditions required by this APA to be performed or complied with by it.
Section 5.04 Approval of Transaction. The transactions contemplated by this APA shall have been duly approved by Seller's managers and members pursuant to Colorado Law.
Section 5.05 Governmental Proceedings. No action or proceeding before any court or other governmental body shall be instituted that prohibits or invalidates, or threatens to prohibit or invalidate, the transactions contemplated by this APA.
Section 5.06 Seller Disclosure Schedules. Purchaser shall have received Seller Disclosure Schedules, which shall be acceptable in form and content to Purchaser.

Article 6
Conditions Precedent to the Obligations of Seller

The obligations of Seller under this APA are, at the option of Seller, subject to the fulfillment to Seller's satisfaction on or before the Closing Date of each of the following conditions:
Section 6.01 Execution and Approval of APA. Purchaser shall have duly executed and delivered this APA, the Bill of Sale, the Master Services Agreement, and the Advisory Engagement Agreement to Seller, and all corporate action required to consummate the transactions contemplated hereby shall have been duly and validly taken by Purchaser.
Section 6.02 Representations and Warranties. The representations and warranties made to Seller in this APA or in any document, statement, list, or certificate furnished pursuant hereto shall be true and correct as of the Closing Date.
Section 6.03 Financial and Other Conditions. Purchaser shall have no contingent or other liabilities connected with its business, except as disclosed in the financial statements included in the SEC Reports or that otherwise have been incurred in the ordinary course of business. The review of Purchaser's business, premises, operations, and financial statements by Seller, at its expense, shall be satisfactory to Seller and shall not have revealed any matter that, in the sole judgment of Seller, makes the transactions on the terms herein set forth inadvisable for Seller.
Section 6.04 Approval of Transaction. The transactions contemplated by this APA shall have been duly approved by Purchaser's board of directors pursuant to Nevada Law.
Section 6.05 Securities Filings. Purchaser shall have filed all required periodic reports under the Exchange Act and shall have made all other such filings with the SEC and state securities regulators as may be required by Applicable Law.
Section 6.06 Governmental Proceedings. No action or proceeding before any court or other governmental body shall be instituted that prohibits or invalidates, or threatens to prohibit or invalidate, the transactions contemplated by this APA.
Section 6.07 Purchaser Disclosure Schedules. Seller shall have received the Purchaser Disclosure Schedules, which shall be acceptable in form and content to Seller.

Article 7
Survival

The representations and warranties made by the Parties in this APA and all of the covenants of the Parties in this APA shall survive the execution and delivery of this APA and the Closing Date and shall expire on the 12-month anniversary of the Closing Date. Any claim for indemnification shall be effective only if notice of such claim is given by the Party claiming indemnification or other relief on or before the 12-month anniversary of the Closing Date.

Article 8
Certain Covenants and Additional Agreements of the Parties

Section 8.01 Approval of Seller. The consummation of this APA and the transactions contemplated herein, including the issuance of the CannaSys Stock, constitute the offer and sale of securities under the Securities Act and applicable state securities laws. In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, Seller will be required to acknowledge and represent in writing its acceptance of, and concurrence in, among other things, the approval of the transactions contemplated by this APA and the acceptance and receipt of the CannaSys Stock pursuant to this APA. Seller acknowledges that such transactions will be consummated in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder and preemption from the securities registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996 or exemption from such state registration requirements.
Section 8.02 Effectiveness of Representations, Warranties, and Agreements. Prior to the execution of this APA, each Party has made available to the other Party the opportunity to review any disclosures made pursuant to this APA and other information available in accordance with the provisions of this APA. Each Party has been afforded the opportunity to engage its own attorneys, accountants, and other advisers to assist in the review of such schedules and other information and has made its own decision respecting the extent to which such Party has engaged such attorneys, accountants, and other advisers. The representations, warranties, and agreements of each Party shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the other Parties, any Person controlling such Party, or any of its officers, directors, managers, members, partners, representatives, attorneys, accountants, or agents, whether before or after the execution of this APA.

Section 8.03 Access and Information.

(a) Purchaser shall: (i) afford Seller and its managers, members, officers, employees, accountants, consultants, legal counsel, agents, and other representatives (collectively, the "Seller Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, directors, employees, agents, properties, offices, and other facilities of Purchaser (including any subsidiary) and to the books and records thereof; and (ii) furnish promptly to Seller and Seller Representatives such information concerning the business, properties, contracts, records, and personnel of Purchaser (including financial, operating, and other data and information) as may be reasonably requested, from time to time, by Seller and Seller Representatives.

(b) Seller shall: (i)  afford to Purchaser and its officers, directors, employees, accountants, consultants, legal counsel, agents, and other representatives (collectively, the "Purchaser Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the managers, members, officers, employees, accountants, agents, properties, offices, and other facilities of Seller and to the books and records thereof; and (ii) furnish promptly to Purchaser and the Purchaser Representatives such information concerning the business, properties, contracts, records, and personnel of Seller (including financial, operating, and other data and information) as may be reasonably requested, from time to time, by Purchaser and the Purchaser Representatives.
(c) Notwithstanding the foregoing provisions of this section, no Party shall be required to grant access or furnish information to the other Party to the extent that such access to or the furnishing of such information is prohibited by Applicable Law. No investigation by the Parties made heretofore or hereafter shall affect the representations and warranties of the Parties that are herein contained, and each such representation and warranty shall survive such investigation.
(d) Each Party agrees that it will treat in confidence all documents, materials, and other confidential information that it shall have obtained regarding the other Party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this APA), the investigation provided for herein, and the preparation of this APA and other related documents (collectively, the "Confidential Information"). Such Confidential Information shall not be communicated to any third Person (other than to such Party's respective counsel, accountants, financial advisers, or lenders) and shall not be used for any purpose to the detriment of the other Party. No Party shall use any Confidential Information in any manner whatsoever except solely for the purpose of evaluating a possible business relationship with the other Party. No Party and no Seller Representative or Purchaser Representative will, during the term of this APA or at any time during the two years thereafter, irrespective of the time, manner, or cause of termination of this APA, use, disclose, copy, or assist any other Person in the use, disclosure, or copying of any Confidential Information of the other Party.

Section 8.04 No Representation or Opinions Regarding Certain Legal Matters.

(a) No representation or warranty is being made or legal opinion given by any Party to the other Party regarding the treatment of this transaction for federal or state income taxation. Each Party has relied exclusively on its own legal, accounting, and other Tax advisers regarding the treatment of this transaction for federal and state income Taxes and on no representation, warranty, or assurance from any other Party or such other Party's legal, accounting, or other advisers.
(b) Notwithstanding the covenants respecting reliance on an exemption from registration under the Securities Act and limited preemption under Applicable Laws set forth in this Article 8, each Party acknowledges that it has relied exclusively on its own legal advisers regarding the availability of such exemption and preemption and on no representation, warranty, or assurance from any other Party or such other Party's legal advisers. Inasmuch as the basis for relying on exemptions is factual, depending on the conduct of the Parties and their representatives in connection with the transactions contemplated by this APA, the Parties will not receive a legal opinion to the effect that the transactions contemplated by this APA and the issuance of the CannaSys Stock are exempt or preempted from registration under any federal or state law. Instead, the Parties will rely on the operative facts as documented by them as their basis for such exemptions.

Section 8.05 Further Assurances. Each Party shall use all reasonable efforts to: (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws or otherwise to consummate and make effective the transactions contemplated by this APA; (b) obtain from any governmental entities any consents, waivers, Authorizations, or orders required to be obtained or made by them or any subsidiary in connection with the authorization, execution, and delivery of this APA and the consummation of the transactions contemplated hereby; (c) make all necessary filings, and thereafter make any other required submissions, respecting this APA required under: (i) the Securities Act and the Exchange Act, and the rules and regulations thereunder, and any other applicable federal or state securities laws; and (ii) any other Applicable Law. Each Party agrees to cooperate with the other Party in connection with the making of all such filings, including providing copies of all such documents to the other Party and its advisers prior to the filings, and if requested, each Party agrees to accept all reasonable additions, deletions, or changes suggested in connection therewith. Each Party shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any Applicable Law in connection with the transactions contemplated by this APA.
Section 8.06 Public Announcements. The Parties agree that no public release, announcement, or any other disclosure concerning any of the transactions contemplated hereby shall be made or issued by any Party without the prior written consent of both Parties (which consent shall not be unreasonably withheld or delayed), except to the extent such release, announcement, or disclosure may be required by Applicable Laws, in which case the Party required to make the release, announcement, or disclosure shall allow the other Party reasonable time to comment on such release, announcement, or disclosure in advance of such issuance or disclosure; but no notice is required if the disclosure is determined by Purchaser's legal counsel to be required under federal or state securities laws or exchange regulations applicable to Purchaser.
Section 8.07 Allocation of Consideration. The allocation of the consideration paid among the Acquired Assets shall be determined in accordance with Section 1060 of the Code. For purposes of and consistent with Section 1060 of the Code, the fair market value of such assets and the allocation of the consideration among the Acquired Assets shall be determined by mutual agreement of the Parties. If the Parties are unable to agree as to an allocation, the allocation shall be determined by a third party mutually selected by the Parties. All Tax Returns filed by the Parties respecting the transactions contemplated by this APA shall be consistent with such allocation. Purchaser and Seller shall thereafter file all Tax Returns and information reports (including any Form 8594, Asset Acquisition Statement under Section 1060 of the Code) in a manner consistent with such allocation and shall take no position inconsistent therewith.

Section 8.08 Sales and Transfer Taxes.

(a) Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Acquired Assets conveyed hereunder attributable to periods (or portions thereof) ending on or prior to the Closing Date. Purchaser shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Acquired Assets conveyed hereunder attributable to periods (or portions thereof) beginning after the Closing Date.
(b) Notwithstanding subsection (a) above, any Tax (excluding any income tax) directly attributable to the sale or transfer of the Acquired Assets shall be paid by Seller.
(c) Seller or Purchaser, as the case may be, shall provide reimbursement for any Tax paid by one Party when all or a portion of which is the responsibility of the other Party in accordance with the terms of this section 8.08. Within a reasonable time prior to the payment of any Tax, the Party paying such Tax shall give notice to the other Party of the Tax payable and the portion that is the liability of each Party, although failure to do so will not relieve the other Party from its liability hereunder.

Section 8.09 Expenses and Fees. Each Party shall be solely responsible for its own costs and expenses (including legal expenses, accounting expenses, and brokers or finders' fees and expenses), and the costs and expenses of its affiliates, in connection with the preparation and negotiation of this APA and the consummation of the transactions contemplated by this APA. No Party shall have any obligation for paying such expenses or costs of any other Party.

Section 8.10 Additional Agreements and Covenants of the Parties.

(a) Benjamin Tyson, Seller's chief executive officer, shall become a special adviser to Purchaser and in exchange for the services to be rendered under the terms of the Advisory Engagement Agreement, in substantially the form attached hereto as Exhibit C, shall be awarded 250,000 shares of CannaSys Stock per year, to be vest quarterly, and as adjusted in accordance with the terms of section 2.12 of this APA.
(b) Master Services Agreement. Purchaser shall engage Seller to further develop the Technology and Acquired Assets under the terms of the Master Services Agreement ("Master Services Agreement") in substantially the form attached hereto as Exhibit D. In consideration of Seller's services under the initial work statement under the Master Services Agreement, Purchaser shall pay Seller $100,000 in accordance with the terms of the work statement and issue and deliver 500,000 shares of CannaSys Stock pursuant to the performance schedule set forth in the initial work statement to the Master Services Agreement and as adjusted in accordance with the terms of section 2.12 of this APA.

Article 9
Termination

Section 9.01 Termination. Anything contained in this APA to the contrary notwithstanding, this APA may be terminated at any time prior to the Closing Date:

(a) by the mutual consent of the Parties;
(b) by Purchaser in the event of any material breach by Seller of any of the agreements, representations, or warranties of Seller contained herein and the failure of Seller to cure such breach within seven days after receipt of notice from Purchaser requesting such breach to be cured; or
(c) by Seller in the event of any material breach by Purchaser of any of the agreements, representations, or warranties of Purchaser contained herein and the failure of Purchaser to cure such breach within seven days after receipt of notice from Seller requesting such breach to be cured.

Section 9.02 Notice of Termination. Any Party desiring to terminate this APA pursuant to section 9.01 shall give notice of such termination to the other Party to this APA.
Section 9.03 Effect of Termination. In the event that this APA shall be terminated pursuant to this Article 9, all further obligations of the Parties under this APA (other than sections 8.03 and 8.09) shall be terminated without further liability of any Party to the other Parties. But nothing herein shall relieve any Party from liability for its willful breach of this APA.

Article 10
Miscellaneous

Section 10.01 Successors and Assigns. This APA shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their permitted successors and assigns. No Party shall assign its rights and obligations under this APA without the written consent of the other Party.
Section 10.02 Entire Agreement. This APA and its exhibits and schedules represent the entire agreement between the Parties relating to the subject matter hereof, and no other course of dealing, understanding, or other agreement, covenant, representation, or warranty, written or oral, except as set forth herein or in the documents to be delivered in connection with the transactions contemplated hereby, copies of the forms of which are attached hereto as exhibits, shall be of any force or effect. Any previous agreement, arrangement, understanding, or course of dealing is expressly merged into this APA. No amendment or modification hereof shall be effective until and unless the same shall have been set forth in writing and signed by the Parties.
Section 10.03 Additional Documents. Each Party shall cooperate in good faith and with diligence and dispatch in preparing any additional or confirmatory documents requested by the other in order to effectuate the terms and conditions of this APA.
Section 10.04 Notices. Any notice, demand, request, or other communication permitted or required under this APA shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service:
If to Purchaser to:

CannaSys, Inc.
Attn: Michael A. Tew
1350 17th Street, Suite 150
Denver, CO 80202
Phone: (720) 420-1290
Email: Michael.Tew@cannasys.com

with a copy to (which shall not constitute notice):

Kruse Landa Maycock & Ricks, LLC
Attn: Terrell W. Smith
136 East South Temple, 21st Floor
Salt Lake City, UT 84111
Phone: (801) 531-7090
Email: TSmith@klmrlaw.com

If to Seller, to:

Beta Killers LLC
Attn: Benjamin Tyson
8253 38th Pl
Wheat Ridge, CO 80033
Phone: (720) 939-5900
Email: ben@betakillers.com

Each Party may change its address by written notice in accordance with this section.

Section 10.05 Nonwaiver; The rights and remedies of the Parties under this APA are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this APA will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by Applicable Law: (a) no claim or right arising out of this APA can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this APA.
Section 10.06 Rules of Construction. The normal rules of construction that require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each Party has been represented by counsel in the drafting and negotiation of this APA.
Section 10.07 Third-Party Beneficiaries. Each Party intends this APA shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.
Section 10.08 Governing Law and Jurisdiction. This APA shall be shall be governed by, construed, interpreted, and enforced according to the laws of the state of Colorado, without giving effect to any choice or conflict of law provision or rule (whether the state of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Colorado.

Section 10.09 Consent to Jurisdiction and Venue.

(a) Each Party hereby consents to the jurisdiction of all state and federal courts located in Denver, Colorado, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of injunctive relief in connection with this APA, including any proceeding relating to ancillary measures in aid of arbitration, provisional remedies, and interim relief or any proceeding to enforce any arbitral decision or award. Each Party hereby expressly waives any and all rights to bring any suit, action, or other proceeding in or before any court or tribunal other than the courts described above and covenants that it shall not seek in any manner to resolve any dispute other than as set forth in this APA or to challenge or set aside any decision, award, or judgment obtained in accordance with the provisions hereof.
(b) Each Party hereby expressly waives any and all objections it may have to venue, including the inconvenience of such forum, in any of such courts. In addition, each Party consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with this APA. Notwithstanding the aforementioned waiver of venue objection, each Party mutually agrees to initially attempt to resolve any dispute in Colorado, subject to the governing law provided above, before relocating to an alternate venue if necessary.

Section 10.10 Waiver of Jury Trial. Each Party hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this APA or any of the transactions contemplated hereby.

Section 10.11 Arbitration; Costs and Attorney Fees. Any dispute involving the interpretation, application, or enforcement of this APA shall be submitted to binding arbitration before the American Arbitration Association, whose rules applicable to commercial disputes shall apply except as modified by this section. The arbitration hearing shall take place in Denver, Colorado, before one arbitrator, who shall be a retired judge (unless none is reasonably available). The arbitrator shall submit written findings of fact and conclusions of law. The arbitrator shall have authority only to interpret and apply provisions of this APA and shall have no authority to add to, subtract from, or modify terms of this APA. The judgment of the arbitrator shall be binding and may be entered as a final judgment by any court having jurisdiction over the Parties. In the event that any Party shall initiate arbitration based on this APA, or take other permitted legal action for the enforcement or interpretation of any of the provisions of this APA, including such suit or action as may be necessary or germane to resolve or address any issues peculiar to federal bankruptcy law, the prevailing party in such action shall, in addition to whatever judgment is rendered or award granted on its behalf, be entitled to its reasonable costs and expenses in connection with such action, including reasonable attorney's fees.
Section 10.12 Severability. If any portion of this APA shall be finally determined by any court or governmental agency of competent jurisdiction to violate Applicable Law or otherwise not to conform to requirements of Applicable Law and, therefore, to be invalid, the Parties will cooperate to remedy or void the invalidity, but in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this APA and the instruments referred to herein. Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.
Section 10.13 Time is of the Essence. Time is of the essence of this APA.
Section 10.14 Counterparts; Execution. This APA may be executed in duplicate counterparts of like tenor, each of which shall be deemed an original but both of which taken together will constitute one and the same instrument. Counterpart signatures of this APA that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, shall be deemed to constitute signed original counterparts hereof and shall bind the Parties signing and delivering in such manner and shall be the same as the delivery of an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this APA as of the dates set forth below.

CANNASYS, INC.

By: /s/ Michael A. Tew
Michael A. Tew, President
August 10, 2016

BETA KILLERS LLC

By: /s/ Ben Tyson
Ben Tyson, Managing Member
August 10, 2016

EXHIBIT A
ACQUIRED ASSETS

All Intellectual Property, code, and other intangibles and all related documentation associated with the Citizen Toke application in its finished and developmental (raw code) states, including a technical overview sheet that was developed as documentation for Citizen Toke, and the associated logins credentials to all necessary third-party systems.
The raw code will exist in a shared GIT repository, off of which the program will run.

A-1

EXHIBIT B
GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE (this "Bill of Sale") is made and entered into effective as of the date of the last signature, by and between BETA KILLERS LLC, a Colorado limited liability company ("Assignor"), and CANNASYS, INC., a Nevada corporation ("Assignee").

Recitals

Assignor and Assignee are parties to that certain Asset Purchase Agreement dated August 10, 2016 (the "APA"). It is contemplated that this Bill of Sale will be entered into at Closing by Assignor and Assignee pursuant to section 2.02 of the APA. The capitalized terms used in this Bill of Sale without definition have the meanings given them in the APA.

Assignment

NOW, THEREFORE, for in in consideration of the foregoing recitals and mutual covenants, terms, and conditions contained herein, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1. Definitions. For the purposes of this Bill of Sale and the APA, "Acquired Assets" means:

All Intellectual Property, code, and other intangibles and all related documentation associated with the Citizen Toke application in its finished and developmental (raw code) states, including a technical overview sheet that was developed as documentation for Citizen Toke, and the associated logins credentials to all necessary third-party systems. The raw code will exist in a shared GIT repository, off of which the program will run.

2. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title, and interest in, to the Acquired Assets.
3. Further Assurances. Each of Assignor and Assignee covenants and agrees that, at any time and from time to time, it will do, execute, acknowledge, and deliver any and all other acts, deeds, assignments, transfers, conveyances, or other instruments necessary or proper to carry out the assignment and conveyance intended to be made hereby.
4. Successors and Assigns. This Bill of Sale shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
5. Counterparts; Execution. This Bill of Sale may be executed in duplicate counterparts of like tenor, each of which shall be deemed an original but both of which taken together will constitute one and the same instrument. Counterpart signatures of this Bill of Sale that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, shall be deemed to constitute signed original counterparts hereof and shall bind the party signing and delivering in such manner and shall be the same as the delivery of an original.
B-1

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed on the date set forth above.

ASSIGNOR:

BETA KILLERS LLC

By: /s/ Ben Tyson
Ben Tyson, Managing Member
August 10, 2016

ASSIGNEE:

CANNASYS, INC.

By: /s/ Michael A. Tew
Michael A. Tew, President
August 10, 2016

B-2

EXHIBIT C
ADVISORY ENGAGEMENT AGREEMENT

THIS ADVISORY ENGAGEMENT AGREEMENT (the "Advisory Engagement Agreement") is entered into effective as of the date of the last signature (the "Effective Date"), by and between CannaSys, Inc., a Nevada corporation (the "Company"), and Benjamin Tyson ("Adviser").

Premises

The Company and Beta Killers LLC, a Colorado limited liability company ("Beta Killers"), are parties to that certain Asset Purchase Agreement dated August 1, 2016 (the "APA"). It is contemplated that is Advisory Engagement Agreement will be entered into by Company and Advisor at closing of the APA pursuant to Section 2.02.
Adviser is the chief executive officer of Beta Killers and has experience and expertise in areas that are of interest to the Company. The Company wishes to retain Adviser in an advisory capacity as a member of the Company's advisory board, and Adviser desires to provide the advisory services.
NOW, THEREFORE, upon these premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants hereinafter set forth and the benefit to the parties to be derived herefrom, the parties agree as follows:

Agreement

1. Services.

(a) Adviser will serve as a member of the Company's advisory board, attend meetings of the board, and advise the Company's management, employees, and agents, at reasonable times, in matters related to guidance on technology, marketing, branding, and customer relations (the "Field of Interest").
(b) At the Company's request, Adviser will make himself reasonably available to the Company at mutually convenient times, including attendance at advisory board meetings. The Company may schedule up to four advisory board during any 12-month period beginning on the Effective Date. Advisory services may be sought by the Company over the telephone; in person at the Adviser's office, the Company's offices, or another reasonable location; or through written correspondence, and will involve reviewing activities and developments in the Field of Interest.

2. Consideration; Expenses.

(a) In consideration for the services provided by Adviser under this Advisory Engagement Agreement, the Adviser will receive 250,000 shares of the Company's common stock each year during the term of this Advisory Engagement Agreement, which shall vest quarterly over the next 12 months beginning on the Effective Date. The parties anticipate entering into a Restricted Stock Grant contemporaneously with the execution of this Advisory Engagement Agreement, the form of which is attached hereto as Exhibit A.

(b) In addition, the Company will promptly reimburse Adviser's reasonable out-of-pocket expenses incurred at the Company's request (including travel expenses incurred in connection with Company-related business), subject to customary verification in a form reasonably acceptable to the Company.

3. Term. The term of this Advisory Engagement Agreement will begin on the Effective Date and will end on the two-year anniversary of this Advisory Engagement Agreement or upon earlier termination as provided below (the "Term"). This Advisory Engagement Agreement may be terminated before the two-year anniversary hereof by either party with 30 days' written notice to the other party. In the event of termination of this Advisory Engagement Agreement, the assignment of invention provisions of Section 6 and the confidentiality provisions of Section 7 shall remain in effect. Following the initial Term, the Advisory Engagement Agreement will be automatically renewed on a month-to-month basis, with a 30-day termination notice by written consent of the parties.
4. Certain Other Contracts.

(a) Adviser is currently chief executive officer of the Beta Killers. The Company recognizes that Adviser's primary responsibility is to Beta Killers. In connection with this employment, Adviser has entered into certain agreements with Beta Killers relating to ownership of intellectual property rights, conflicts of interest, and other matters and is subject to certain policy statements of Beta Killers (collectively, the "Employment Agreement"). If any provision of this Advisory Engagement Agreement is in conflict with the Employment Agreement, then the Employment Agreement will govern to the extent of the conflict, and the conflicting provisions of this Advisory Engagement Agreement will not apply. Adviser agrees to promptly furnish the Company with copies of the Employment Agreement and policy statements.
(b) Adviser will not disclose to the Company any information that Adviser is obligated to keep secret pursuant to an existing confidentiality agreement with a third party, and nothing in this Advisory Engagement Agreement will impose any obligation on Adviser to the contrary.
(c) The advisory services performed hereunder will not be conducted on time that is required to be devoted to Beta Killers or any other third party. Adviser shall not use the funding, resources, and facilities of Beta Killers or any other third party to perform consulting work hereunder and shall not perform the consulting work hereunder in any manner that would give Beta Killers or any third party rights to any intellectual property or other product of the consulting work.
(d) Adviser has disclosed and, during the Term, will disclose to the Company any conflicts between this Advisory Engagement Agreement and any other agreements entered by Adviser.

5. Nonsolicitation. Subject to written waivers that may be provided by the Company upon request, which shall not be unreasonably withheld, Adviser agrees that during the Term he will not directly or indirectly solicit or hire away any employee or consultant of the Company.

6. Direction of Projects and Inventions to the Company. Subject to Adviser's obligations under the Employment Agreement and confidentiality obligations to third parties, during the Term, Adviser will use his best efforts: (a) to disclose to the Company, on a confidential basis, intellectual property, technology, and product opportunities that come to the attention of Adviser in the Field of Interest; (b) to assign any invention, improvement, discovery, process, formula, method, or other intellectual property relating to, or useful in, the Field of Interest (collectively "Inventions"), whether or not patentable or copyrightable, and whether or not discovered or developed by Adviser;, and (c) regarding any Inventions discovered or developed by Adviser at Beta Killers, to solicit and encourage Beta Killers to enter into an agreement with the Company to exclusively license the Inventions to the Company.
7. Confidentiality.

(a) Adviser acknowledges that, during the course of performing his services hereunder, the Company will disclose information to him (including information acquired from third parties subject to confidentiality obligations), and Adviser will be developing on behalf of the Company information related to the Field of Interest, Inventions, projects, products, potential customers, personnel, business plans, and finances, as well as other commercially valuable information (collectively "Confidential Information"). Adviser acknowledges that the Company's business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.
(b) Adviser agrees that the Confidential Information will be used by him only in connection with consulting activities hereunder and will not be used in any way that is detrimental to the Company.
(c) Adviser agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. Adviser will treat all the information as confidential and proprietary property of the Company.
(d) The term "Confidential Information" does not include information that: (i) is or becomes generally available to the public other than by disclosure in violation of this Advisory Engagement Agreement; (ii) was within Adviser's possession before being furnished to Adviser by the Company, as shown by written records; (iii) becomes available to Adviser on a nonconfidential basis without breach of any confidentiality obligation to the Company; or (iv) was independently developed by Adviser without reference to the information provided by the Company, as shown by written records.
(e) Adviser may disclose any Confidential Information that is required to be disclosed by law, governmental regulation, or court order. If disclosure is required, Adviser will give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.
(f) Upon termination of this Advisory Engagement Agreement, Adviser will promptly return to the Company all materials containing Confidential Information, as well as data, records, reports and other property, furnished by the Company to Adviser or produced by Adviser in connection with services rendered hereunder, together with all copies of any of the foregoing. Notwithstanding the return, Adviser shall continue to be bound by the terms of the confidentiality provisions contained in this Section 7 for a period of three years after the termination of this Advisory Engagement Agreement.

8. Publication Rights. Adviser acknowledges that publication or oral disclosure of any Invention or other work before filing for patent or copyright protection could result in the complete loss of any commercial value of the Invention. Adviser will provide the Company with sufficient disclosure regarding Inventions referred to in Section 6 at least 90 days before submission to a third party for publication to allow the Company to evaluate the disclosure. The disclosure will include data and other information and the name of the third party receiving the publication material. Adviser will cooperate with the Company to file patent or copyright applications before any public disclosure or publication or to modify the publication if the disclosure regarding Inventions owned by the Company under Section 6 could materially affect the business of the Company. This Section 8 shall survive the termination of this Advisory Engagement Agreement.
9. Consent to Use of Name. It is understood that the name of Adviser may appear in disclosure documents required by securities laws and in other regulatory and administrative filings in the ordinary course of the Company's business. The above-described uses will be deemed to be noncommercial. Adviser will be given notice before any noncommercial use of his name. The name of the Adviser will not be used for any commercial purpose without his consent.
10. No Conflict: Valid and Binding. Adviser represents that neither the execution of this Advisory Engagement Agreement nor the performance of his obligations under this Advisory Engagement Agreement will result in a violation or breach of any other agreement by which he is bound, and Adviser agrees not to enter into any written or oral agreement that could create a conflict of interest in the future. The Company represents that this Advisory Engagement Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.
11. Notices. Any notice, demand, request, or other communication permitted or required under this Advisory Engagement Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:
In the case of the Company:

CannaSys, Inc.
Attn: Michael A. Tew
1350 17th Street, Suite 150
Denver, CO 80202
Phone: (720) 420-1290
Email: Michael.Tew@cannasys.com

In the case of Adviser:

Benjamin Tyson
8253 38th Pl
Wheat Ridge, CO 80033
Phone: (720) 939-5900
Email: ben@betakillers.com

Notwithstanding the foregoing, service of legal process or other similar communications shall not be given by electronic mail and will not be deemed duly given under this Advisory Engagement Agreement if delivered by such means. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

12. Independent Contractor; Withholding. Adviser will at all times be an independent contractor and as such will not have authority to bind the Company. Adviser will not act as an agent nor shall he be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits, or otherwise. Adviser recognizes that no amount will be withheld from his compensation for payment of any federal, state, or local taxes and that he has sole responsibility to pay the taxes, if any, and file the returns as shall be required by applicable laws and regulations. Adviser shall not enter into any agreements or incur any obligations on behalf of the Company.
13. Assignment. Due to the personal nature of the services to be rendered by Adviser, he may not assign this Advisory Engagement Agreement. The Company may assign all rights and liabilities under this Advisory Engagement Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of Adviser. Subject to the foregoing, this Advisory Engagement Agreement will inure to the benefit of and be binding upon each of the heirs, assigns, and successors of the respective parties.
14. Severability. If any provision of this Advisory Engagement Agreement shall be declared invalid, illegal, or unenforceable, the provision shall be severed and the remaining provisions shall continue in full force and effect.
15. Remedies. Adviser acknowledges that the Company would have no adequate remedy at law to enforce Sections 5, 6, 7, and 8 hereof. In the event of a violation by Adviser of these sections, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirement of posting bond or other similar measures.
16. Governing Law; Jurisdiction and Venue. This Advisory Engagement Agreement shall be governed by the laws of the state of Colorado applicable to agreements made and to be performed in Colorado. The federal and state courts within the state of Colorado shall have exclusive jurisdiction to adjudicate any dispute arising out of this Advisory Engagement Agreement. The parties consent to personal jurisdiction of the federal and state courts within Nevada and service of process being effected by registered mail sent to the addresses above.
17. Entire Agreement; Amendment. This Advisory Engagement Agreement, together with the APA, Grant of Restricted Stock, and Master Services Agreement entered by the parties, represents the entire understanding of the parties, supersedes all prior agreements between the parties, and may only be amended in writing.
18. Counterparts; Execution. This Assignment may be executed in duplicate counterparts of like tenor, each of which shall be deemed an original but both of which taken together will constitute one and the same instrument. Counterpart signatures of this Advisory Engagement Agreement that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, shall be deemed to constitute signed original counterparts hereof and shall bind the party signing and delivering in such manner and shall be the same as the delivery of an original.

IN WITNESS WHEREOF, the parties have executed this Advisory Engagement Agreement as of the date below.

CANNASYS, INC.

By: /s/ Michael A. Tew
Michael A. Tew, CEO
August 10, 2016

/s/ Benjamin Tyson
BENJAMIN TYSON
August 10, 2016

GRANT OF RESTRICTED STOCK

THIS GRANT OF RESTRICTED STOCK (this "Restricted Stock Grant") is entered into effective as of the date of the last signature (the "Date of Grant"), by and between CANNASYS, INC., a Nevada corporation (the "Company"), and BENJAMIN TYSON, an individual residing in Colorado ("Grantee"), on the following:

Premises

The Company has entered into an Advisory Engagement Agreement with Grantee for services to be rendered to the Company, the Company has agreed to grant to Grantee equity in the Company in the form of restricted shares of common stock, subject to all of the terms, covenants, and conditions of the Company's charter documents and the conditions and restrictions set forth in this Restricted Stock Grant. Grantee has accepted the Company's grant and desires to acquire the Shares, subject to the conditions and restrictions set forth in this Restricted Stock Grant.

Agreement

NOW, THEREFORE, upon these premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Grantee Shares.

(a) The Company hereby grants to Grantee 250,000 Shares (the "Grantee Shares") to vest over a period of 12 months in accordance the schedule set forth in Section 1(b) below, subject to the  terms, conditions, and restrictions set forth in this Restricted Stock Grant, any regulatory restrictions, and the terms, covenants, and conditions of the Company's charter documents. The number of Grantee Shares may be adjusted pursuant to Section 2.12 of the Asset Purchase Agreement between the Company and Beta Killers LLC.

(b) Except as otherwise provided in this Restricted Stock Grant, the Grantee's right to receive the Grantee Shares and Company's obligation to issue and deliver the Grantee Shares to Grantee shall vest in four equal quarterly installments as follows: (i) the first one-fourth of the Grantee Shares (62,500 Grantee Shares) vesting on November 1, 2016; (ii) the second one-fourth vesting on February 1, 2017; (iii) the third one-fourth vesting on May 1, 2017; and (iv) the final one-fourth vesting on August 1, 2017.

(c) In connection with the acquisition of the Grantee Shares hereunder, Grantee represents and warrants to the Company that:

(i) The Grantee Shares to be acquired pursuant to this Restricted Stock Grant will be acquired for Grantee's own account, for investment only and not with a view to, or for resale in connection with, distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and the Grantee Shares will not be disposed of in contravention of the Securities Act, any applicable state securities laws, this Restricted Stock Grant, or the Company's charter documents.

(ii) Grantee has such knowledge and experience in business and financial matters and respecting investments in securities of privately held companies so as to enable him to understand and evaluate the risks and benefits of its investment in the Grantee Shares.

(iii) Grantee has no need for liquidity in his investment in the Grantee Shares and is able to bear the economic risk of his investment in the Grantee Shares for an indefinite period and understands that the Grantee Shares have not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Grantee Shares in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available.

(iv) Grantee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Grantee Shares and has had full access to, or been provided with, such other information concerning the Company as Grantee has requested.

(v) Grantee is an "accredited investor" as the term is defined in Rule 501(a) of Regulation D.

(d) Grantee further represents and warrants that this Restricted Stock Grant constitutes the legal, valid, and binding obligation of Grantee, enforceable in accordance with its terms, and the execution, delivery, and performance of this Restricted Stock Grant by Grantee does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Grantee is a party or any judgment, order, or decree to which Grantee is subject.

(e) In connection with the Company's grant and issuance of the Grantee Shares, the Company represents and warrants that:

(i) The Company is a corporation, duly organized, and validly existing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease, and operate the assets used in its business, to carry on its business as presently conducted, to enter into this Restricted Stock Grant, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(ii) The Company has taken all corporate action necessary to authorize its execution and delivery of this Restricted Stock Grant, performance of its obligations thereunder, and consummation of the transactions contemplated thereby.

(iii) This Restricted Stock Grant constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

2. Stockholder Rights. Grantee shall have the rights of a stockholder only respecting Grantee Shares fully vested under this Restricted Stock Grant.

3. Legend. Any certificates representing the Grantee Shares will bear the following legend:

The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or any state securities laws. These securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said act or laws.

4. General Provisions.

(a) The parties agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any other clauses of this Restricted Stock Grant. If any one or more provisions of this Restricted Stock Grant are held to be invalid or unenforceable for any reason, including due to being overbroad in scope activity, subject, or otherwise: (i) this Restricted Stock Grant shall be considered divisible; (ii) such provision shall be deemed inoperative to the extent it is deemed invalid or unenforceable; and (iii) in all other respects this Restricted Stock Grant shall remain full force and effect; provided, however, that if any such provision may be made valid or enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be valid and/or enforceable to the maximum extent permitted by applicable law.

(b) This Restricted Stock Grant and the Company's charter documents constitute the entire agreement and understanding of the parties hereto concerning the subject matter hereof and from and after the date of this Restricted Stock Grant, and this Restricted Stock Grant shall supersede any other prior negotiations, discussions, writings, agreements, or understandings, both written and oral, between the parties respecting such subject matter.

(c) This Restricted Stock Grant may be executed in duplicate counterparts, each of which is deemed to be an original and both of which taken together constitute one and the same agreement.

(d) This Restricted Stock Grant is personal to Grantee and without the prior written consent of the Company shall not be assignable by Grantee. This Restricted Stock Grant shall inure to the benefit of and shall be enforceable by Grantee and Grantee's legal representatives. This Restricted Stock Grant shall inure to the benefit of and be binding upon the Company and its successors and assigns. Nothing in this Restricted Stock Grant, express or implied, is intended to or shall confer upon any person, other than the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Restricted Stock Grant.

(e) This Restricted Stock Grant shall be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the state of Nevada.

(f) Each party to this Restricted Stock Grant and any such person granted rights hereunder, whether or not such person is a signatory hereto, shall be entitled to enforce its rights under this Restricted Stock Grant specifically to recover damages and costs (including reasonable attorney's fees) for any breach of any provision of this Restricted Stock Grant and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Restricted Stock Grant and that any party and any such person granted rights hereunder, whether or not such person is a signatory hereto, may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Restricted Stock Grant.

(g) The provisions of this Restricted Stock Grant may be amended and waived only with the prior written consent of the Company and Grantee, and no course of conduct or failure or delay in enforcing the provisions of this Restricted Stock Grant shall be construed as a waiver of such provisions or affect the validity, binding effect, or enforceability of this Restricted Stock Grant or any provision hereof.

(h) Any notice, demand, request, or other communication permitted or required under this Restricted Stock Grant shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

If to Grantee, to:                Benjamin Tyson
8253 38th Pl
Wheat Ridge, CO 80033
Phone: (720) 939-5900
Email: ben@betakillers.com

If to the Company, to:        CannaSys, Inc.
1350 17th Street, Suite 150
Denver, CO 80202
Attn:  Michael A. Tew
E-mail: michael.tew@cannasys.com

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

(i) If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company's principal office is located, the period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.

(j) All representations, warranties, and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Restricted Stock Grant indefinitely.

(k) The descriptive headings of this Restricted Stock Grant are inserted for convenience only and do not constitute a part of this Restricted Stock Grant.

(l) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit, or restrict in any manner the construction of the general statement to which it relates. The language used in this Restricted Stock Grant shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(m) Each party hereto hereby irrevocably waives all right to trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Restricted Stock Grant.

(n) Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(o) The term of this Restricted Stock Grant shall commence on the Date of Grant and terminate on August 2, 2017.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Grant as of the date first written above.

CANNASYS, INC.

	By:	/s/ Michael A. Tew
Michael A. Tew, CEO August 10, 2016

GRANTEE:

/s/ Benjamin Tyson
BENJAMIN TYSON August 10, 2016
250,000
Number of Grantee Shares

EXHIBIT D
MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (the "MSA") is entered into effective as of the date of the last signature, by and between CANNASYS, INC., a Nevada corporation ("Company"), and BETA KILLERS LLC, a Colorado limited liability company ("Consultant"). Company and Consultant are also each referred to herein as a "Party" and together as the "Parties."

Recitals

A. Company and Consultant are parties to that certain Asset Purchase Agreement of even date herewith (the "APA"), under which Company purchased from Consultant the current version of an innovative mobile web-based communication platform for the regulated cannabis industry known as Citizen Toke. It is contemplated that this MSA will be entered into at closing of the APA by Company and Consultant pursuant to section 2.02 of the APA.
B. Company desires to engage Consultant to provide professional Services (as defined below) in areas of technology, product, and software development; branding, marketing, and business development; products sales and growth; and customer relations, and Consultant desires to accept this engagement.
C. Company and Consultant desire to set forth in this MSA the general terms on which Consultant shall provide the Services to Company as may from time to time be described in one or more work statement documents (each a "Work Statement"). Each Work Statement shall contain details of work engagements and other information. The initial Work Statement attached hereto as Exhibit A provides for the further development of Citizen Toke and the marketing of Citizen Toke to entities and customers in the regulated cannabis industry. Each Work Statement shall be executed by both Parties as a separate agreement between them and which is deemed to incorporate by reference the terms of this MSA. If there is a conflict or ambiguity between any term of this MSA and a Work Statement, the terms of this MSA will control unless specifically stated otherwise in the applicable Work Statement.
D. Unless specifically provided in a Work Statement to the contrary, all software development and any other intellectual property development activity of Consultant hereunder shall be deemed work performed by Consultant as work made for hire for Company. The Services to be provided pursuant to each applicable Work Statement shall be diligently pursued by Consultant until completion of the work therein described, for which purpose Consultant will allocate sufficient staff and technical resources and shall use its best efforts to meet the deadlines and complete the work described therein.
E. Capitalized terms used in this MSA and in each Work Statement that are not defined therein have the meanings given them in the APA.
Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals, which form part of the operative terms of this MSA, the mutual covenants and agreements contained herein, and other good and valuable considerations exchanged, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Description of Services. Company engages Consultant to provide and perform, and Consultant agrees to provide to Company, professional services encompassing computing and communications services, software development, third-party software implementations, software installations, management of databases, data analysis, information, consultation, if necessary, Internet development and maintenance, other product development, customer relations, marketing, business development (collectively the "Services"), on an hourly, fixed fee, stated price, or other basis, as Company may request from time to time and as the Parties may mutually agree and set forth in a Work Statement signed by both Parties in the form attached hereto as Exhibit A. Each Work Statement will be numbered for identification, contain a description of the Services to be performed by Consultant thereunder, identify the location at which the Services shall be performed, specify the agreed deliverables, the timeframe for performance, the applicable fees and charges, the expense allocations and reimbursements, and the payment terms applicable to the work covered thereby. Unless otherwise provided therein, each Work Statement shall be effective when it has been signed by both Parties
2. Compensation; Expenses.

(a) Consultant shall provide an invoice to the Company monthly, or at any other mutually agreed interval, in arrears or upon the completion of the project, as the case may be, for Services performed, materials supplied, reimbursable expenses, and any surcharges or over-usage fees incurred under the applicable Work Statement, at the rates specified in each Work Statement. Each invoice submitted by Consultant to the Company shall describe the Services and deliverables provided and in the case of third-party charges incurred or reimbursable expenses, shall be accompanied by appropriate supporting documentation. Consultant shall submit invoices to the Company in one of the two methods provided below:

(i) via email to: Michael.Tew@cannasys.com; or
(ii) via first-class mail or overnight delivery (signature required) to the following address:

CannaSys, Inc.
1350 17th Street, Suite 150
Denver, CO 80202

(b) Unless otherwise specified in the applicable Work Statement, Company shall pay all invoices conforming to the requirements of subsection (a) above within 30 days of receipt. If payment is not received with 30 days, Consultant shall have the right to charge a late fee equal to 1.0% per month on the unpaid balance until the invoice is paid in full. Company shall make all payments for invoices for fees and expenses for Services rendered payable to:

Beta Killers LLC
Attn: Accounts Payable
8253 38th Place
Wheat Ridge, CO 80033

3. Term and Termination.

(a) This MSA shall commence on the date this MSA is executed by Company and Consultant (the "Effective Date") and shall continue in full force and effect unless otherwise terminated as described below in this section 3.

(b) This MSA or any Work Statement may be terminated with prospective effect by either Party without cause upon the giving of at least 45 days' prior written notice of termination to the other Party. In the event that work is continuing under any Work Statement that is not terminated concurrently with the termination of this MSA, then the terms of this MSA will continue to apply to work performable under the Work Statement until the work has been completed.
(c) If Company does not either pay any invoice of Consultant within 60 days after the applicable due date thereof or lodge a bona fide dispute in writing of the amount invoiced that is unpaid, Consultant shall have the right by written notice to Company thereafter to immediately terminate this MSA and any then-pending Work Statement with prospective effect.
(d) Either Party may terminate this MSA or any Work Statement immediately upon giving of notice to the other Party if the other Party enters into or files (or has filed or commenced against it) a petition, arrangement, action, or other proceeding seeking relief or protection under the bankruptcy laws of the United States or any state of the United States or transfers all or substantially all of its assets to another person or entity.

(e) If any Work Statement is terminated in accordance with any of the foregoing provisions, Consultant agrees to use commercially reasonable efforts to stop work as soon as practicable after having actual notice of termination and to act diligently to minimize further costs. Company shall pay Consultant for the Services through the date work stops and for the reasonable noncancelable costs and expenses actually incurred by Consultant in accordance with the applicable Work Statement to the extent the same were required thereunder to be incurred or are required to close out work then in progress.
(f) The termination of this MSA or a Work Statement engagement shall be without prejudice to the: (i) rights of a Party to receive all payments accrued and unpaid, or all documents, data and deliverables then contractually deliverable to the Party but not delivered, as of the date of the termination, within 14 days after delivery of an invoice (in the case of payments due Consultant) or a written request (in the case of work for hire deliverables due Company) therefor; (ii) rights and remedies of either Party respecting any previous breach or default under any representation, warranty, or covenant herein contained; (iii) rights related to the ownership and protection of its intellectual property hereunder; and (iv) rights under any applicable Work Statement that expressly calls for performance after expiration or termination.
(g) On termination of this MSA or any Work Statement, Company shall retain all right, title, interest in and to all Deliverables, obtained through this MSA or any Work Statement through the date of termination.
4. Independent Contractor. Consultant is engaged under the terms of this MSA as an independent contractor, and nothing in this MSA shall be construed to create any agency, partnership, employer/employee relationship, or other form of joint enterprise between the Parties, and neither Party may create any obligations or responsibilities on behalf of the other. Consultant is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort related to the Services, including Workers' Compensation Insurance.
5. Duties of Consultant. Consultant warrants that the Services provided hereunder will be of a professional quality conforming to generally accepted industry standards. Consultant will use its best efforts to achieve the objectives and generate the deliverables set forth in each applicable Work Statement. Consultant will respond to email inquiries from the Company within reasonable time frames.

6. Duties of Company. Company agrees to use the Services only for lawful purposes, and Company acknowledges that using the Services in connection with or adjunct to any matter or thing that violates any federal, municipal, state, or county statute or regulation (with the exception of the U.S. Controlled Substance Act ("CSA") as it applies to the cannabis industry) is strictly prohibited. Company agrees that it, or any third-party for which it is responsible, will not use the Services in violation of the law or aid in any unlawful act. Company agrees to indemnify and hold harmless Consultant from and against any and all claims, actions, causes of actions, administrative or governmental action, and losses or damages (including legal fees and expenses) arising from use of the Services in violation of this MSA by Company or Company's Representatives (as defined below).
7. Compliance with Laws. Except as set forth above respecting the CSA and the cannabis industry, the Parties agree that they will comply with all applicable laws and regulations of governmental bodies or agencies in their respective performance of their obligations under this MSA.

8. Indemnification.

(a) Each Party, at its own expense, shall indemnify, defend, and hold harmless the other Party and its subsidiaries, affiliates, or assignees, and their respective partners, directors, officers, employees, and agents, from and against any third-party claim, suit, demand, cause of action, debt, or liability resulting in liabilities, damages, costs, losses, and expenses, including court costs and reasonable attorneys' fees, that arise out of or are related to a third-party claim based on: (i) allegations of fraud, gross negligence, or willful misconduct by a Party or its employees, subcontractors, or agents; or (ii) the failure to observe or perform any or all of the Party's covenants, agreements, obligations, representations, and warranties contained in this MSA or any applicable Work Statement.
(b) In no event shall either Party or its employees, agents, affiliates, owners, or officers be liable to the other for special, consequential, incidental, indirect, punitive, or exemplary damages, however caused, whether for breach of warranty, contract, tort (including negligence), strict liability, or otherwise, even if the Party has been advised to the possibility of such damages.

9. Confidentiality.

(a) In the course of performing or receiving Services in connection with this MSA, Consultant or Company (each, when receiving information from the other Party, (the "Receiving Party") may be given or have access to confidential and proprietary information of the other Party or its affiliates, subsidiaries, third-party independent contractors, business partners, and licensors (each Party or its affiliates and related Parties, when furnishing information to the other Party being herein referred to as the "Disclosing Party"). The information so disclosed by a Disclosing Party may include pricing information; marketing strategies and tactics; general processes; research and development information; operation of its computer systems or data relating to the approval, administration, use, or experience respecting any or all of the Disclosing Party's products or services (whether marketed or in development); business proposals; manufacturing and distribution processes; customer lists; computer software and related documentation; financial information; and employee data, including all copies, analyses, and derivatives thereof, whether tangible or intangible, that is marked or otherwise identified as proprietary or confidential at the time of disclosure, or which by its nature would be understood by a reasonable person to be sensitive, proprietary, or confidential (collectively, "Confidential Information"). No information shall be deemed to be "Confidential Information" and subject to this section 9 unless it is clearly marked as being confidential.

(b) The Receiving Party shall not, without the Disclosing Party's prior written consent, disclose any of the Disclosing Party's Confidential Information to any third-party. The Receiving Party shall employ the same standard of care in protecting disclosed Confidential Information as it would employ to protect its own confidential information, but shall in no event use less than reasonable care. The Receiving Party shall disseminate Confidential Information to its personnel and any advisers or contractors ("Representatives") only on a "need-to-know" basis. The Receiving Party shall cause each of its Representatives who have access to Confidential Information to comply with the terms of this section 9 in the same manner as it is bound by this section 9, with the Receiving Party remaining responsible for the actions and disclosures of any Representative.
(c) For purposes hereof, "Confidential Information" does not include information that: (i) was rightfully in the Receiving Party's possession without restriction before disclosure hereunder; (ii) was or becomes public knowledge through no fault of the Receiving Party; (iii) was rightfully disclosed to the Receiving Party without restriction by a third-party not bound by a confidentiality restriction; or (iv) was independently developed by the Receiving Party or its personnel. The restrictions in this section 9 shall not prevent disclosures required by law, court order, or other governmental order or demand; but the Receiving Party must provide prompt written notice and reasonable assistance to the Disclosing Party prior to the disclosure, so that the Disclosing Party may seek a protective order or other appropriate remedy to protect against or limit the disclosure. The confidentiality obligations set forth in this MSA shall expire five years from the date of the relevant Work Statement.

10. Ownership of Intellectual Property (IP) and Work for Hire Deliverables. Unless otherwise specifically stated in a given Work Statement signed by both Parties, all work engagements hereunder are for design and development work to be undertaken as "work made for hire." If and to the extent any portion thereof is determined at any time not to be the result of a work made for hire, Consultant hereby irrevocably transfers and assigns to Company, without additional consideration, all Consultant's right, title, and interest in the work product and developed technology intellectual property rights. Subject to the foregoing:
(a) Consultant shall retain all intellectual property rights in Consultant's preexisting owned proprietary software, systems, data, programs, other intellectual property, and all products, items, or materials (excluding data related to or arising from the Services) developed or acquired by Consultant prior to the effective date of this MSA or developed or acquired by Consultant after such date when such development or acquisition is not created during provision of the Services. Company acknowledges that in carrying out projects for other customers in the future, Consultant may use for itself or others the general knowledge and experience acquired in the course of providing Services to Company.

(b) In providing Services that involve creating intellectual property embodied in deliverables due from Consultant to Company, the Consultant warrants that such intellectual property so developed will be entirely attributable to Consultant's own work for hire performed for Company hereunder and that Consultant will not knowingly infringe in any third-party's intellectual property.

(c) Company shall retain all intellectual property rights in Company's preexisting owned intellectual property and, except under the limited circumstances described in subsection (d) below, Company shall, subject to the limitations set forth in section 2.11 of the APA, acquire ownership of all intellectual property rights in developed software and related derivatives enhancements, improvements, and modifications created as a result of the Services, including all inventions, improvements, discoveries, concepts, ideas, processes, methods, techniques, and know-how; all patents and patent rights; all trademarks; and all copyright embodied in all Deliverables. "Deliverables" means all data, documents and documentation, information, methods, products, and other materials interpreted, analyzed, workflows, conceived, developed, invented, made, or produced by Consultant, alone or with others, for Company under this MSA. All Deliverables are deemed "works made for hire" as defined in Section 101 of the United States Copyright Act (as amended), and thus all intellectual property rights therein, and in any derivatives thereof, will belong exclusively to Company from inception unless otherwise separately agreed as provided in subsection (d) below respecting a given Work Statement.
(d) Company and Consultant may separately agree in connection with a given Work Statement that certain Deliverables to be developed thereunder will be attributable to a co-development activity wherein each Party is contributing business case data or development resources. In the event the co-development activity is provided for in a given Work Statement, Company and Consultant must set forth in writing which Deliverables thereunder involve co-development activity and what allocations of license or sublicense fees charged to third-parties shall be applicable.
(e) Company shall be the owner from inception of all right, title, and interest in and to all Deliverables that Consultant is engaged to provide as work for hire for Company under a given Work Statement document, but Company's obligation to remit payment for Services in the amounts specified under the relevant Work Statement will be secured by a first-lien security interest and right of possession in the specific Deliverables covered by such Work Statement. Company hereby grants Consultant a first-lien security interest in the Deliverables as collateral under the Uniform Commercial Code until such time as Consultant has been paid the amounts legally due and owing to Consultant under the relevant Statement(s) of Work, at which time the first-lien security interest and right of possession in the specific Deliverables will automatically be released and Company shall own the Deliverables free and clear of any such security interest.

11. General; Miscellaneous.

(a) Governing Law. This MSA shall be governed by and construed in accordance with the laws of the state of Colorado without giving effect to any choice or conflict of law provision or rule (whether the state of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Colorado.
(b) Equitable Remedies for Breach of Confidentiality and Intellectual Property Provisions. Each Party acknowledges and agrees that in the event of any breach or threatened breach of the confidentiality covenants or the breach of its obligations relating to ownership or use of intellectual property, the other Party will suffer irreparable damage for which it will have no adequate remedy at law. Accordingly, each Party agrees that the other Party shall be entitled to injunctive and other equitable remedies in any jurisdiction to prevent or restrain, temporarily or permanently, any such breach or threatened breach, without the necessity of proving inadequacy of a monetary remedy or posting any bond or surety, in addition to any other remedy that the Party may have at law or in equity.

(c) Construction. The Parties have participated jointly in the negotiation and drafting of this MSA. In the event an ambiguity or question of intent or interpretation arises, this MSA shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this MSA.
(d) Notices. Any notice, demand, request, or other communication permitted or required under this MSA shall be in writing and shall be deemed to have been given as of the date delivered, if personally delivered; as of the date sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date sent, if delivered by overnight courier service:
If to Company:

CannaSys, Inc.
Attn: Michael A. Tew
1350 17th Street, Suite 150
Denver, CO 80202
Phone: (720) 420-1290
Email: Michael.Tew@cannasys.com

If to Consultant:

Beta Killers LLC
Attn: Benjamin Tyson
8253 38th Pl
Wheat Ridge, CO 80033
Phone: (720) 939-5900
Email: ben@betakillers.com

Each Party, by notice given in accordance herewith, may specify a different address for the giving of any notice hereunder.

(e) Counterparts; Execution. This MSA may be executed in duplicate counterparts of like tenor, each of which shall be deemed an original but both of which taken together will constitute one and the same instrument. Counterpart signatures of this MSA that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, shall be deemed to constitute signed original counterparts hereof and shall bind the party signing and delivering in this manner and shall be the same as the delivery of an original.
(f) Amendments and Waivers. Any term of this MSA or a Work Statement may be amended or waived only with the written consent of the Parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this subsection 11(f) shall be binding upon the Parties and their respective successors and assigns.
(g) Successors and Assigns; Assignability. This MSA shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the Parties. This MSA may not be assigned by either Party without the prior written consent of other Party. Any assignment or attempted assignment in contravention of this subsection shall be void ab initio and shall not relieve the assigning Party of any obligation under this MSA.

(h) Severability. If one or more provisions of this MSA are held to be unenforceable under applicable law, the Parties agree to renegotiate the provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for the provision, then: (i) the provision shall be excluded from this MSA; (ii) the balance of the MSA shall be interpreted as if the provision were so excluded; and (iii) the balance of the MSA shall be enforceable in accordance with its terms.
(i) Insider-Trading and Tipping Notice. Consultant acknowledges that the federal securities laws, other applicable law, and Company's policies and procedures prohibit any person or entity that has received material, nonpublic information about Company from purchasing or selling securities of Company or from communicating such information to any other person or entity that may sell or purchase such securities.
(j) Entire Agreement. This MSA, the APA, and the exhibits and schedules to this MSA and the APA, together with all Work Statements attached hereto or executed after the date hereof, are the complete and exclusive statement of agreement respecting the subject matter hereof and supersede and render null and void any and all prior agreements and proposals (oral or written), understandings, representations, conditions, and other communications between the Parties relating hereto and shall constitute the only valid binding and enforceable agreements between the Parties.
(k) No Waiver; Remedies. No failure or delay by either Party in exercising any right, power, or privilege under this MSA shall operate as a waiver of the right, power, or privilege. A single or partial exercise of any right, power, or privilege shall not preclude any other or further exercise of the right, power, or privilege or the exercise of any other right, power, or privilege. The rights and remedies provided in this MSA shall be cumulative and not exclusive of any rights or remedies provided by law.

The Parties have executed this MSA on the respective dates set forth below.

CANNASYS, INC.

By: /s/ Michael A. Tew
Michael A. Tew, President
August 10, 2016

BETA KILLERS LLC

By: /s/ Ben Tyson
Ben Tyson, Managing Member
August 10, 2016

EXHIBIT A
WORK STATEMENT
NO. 1

This Work Statement No. 1 (this "Work Statement") is entered into effective as of the date of the last signature, by and between CannaSys, Inc. ("Company"), and Beta Killers LLC ("Consultant"), and is subject to the terms and conditions of the Master Services Agreement between Company and Consultant of even date herewith (the "MSA"). The terms of the MSA will govern this Work Statement and are hereby incorporated in this Work Statement by reference. If there is a conflict or ambiguity between any term of this Work Statement and the MSA, the terms of this Work Statement will control only as to the matters within the scope of Services described in this Work Statement No. 1, and the terms of the MSA shall control as to all other matters. Capitalized terms not otherwise defined in this Work Statement will have the meanings set forth in the MSA.
The Parties hereto agree to the following terms and conditions:

1. Work Statement. Further development of the Technology included in the Acquired Assets under the APA by Consultant as a work for hire, the business development, and customer acquisitions and relations are more fully described on the Description of Services, Timeline, and Budget attached hereto as Schedule 1.
2. Period of Performance; Term. The term of this Work Statement will commence upon the execution of this Work Statement by both Parties (the "Effective Date") and continue until the earlier of: (a) the date on which the Services are completed; or (b) the Work Statement is otherwise terminated as provided in section 3 of the MSA.
3. Authorized Representatives. For all matters related to this Work Statement that require approval or authorization of a Party, including the approval of any change order(s), the following individuals will be the authorized representatives of the Parties:

For Company: Michael Tew, Chad Jennewine
For Consultant: Ben Tyson

4. Reports/Deliverables. Consultant will provide the Deliverables set forth in the MSA and further described on Schedule 1. Deliverables include, and the Company shall own, all customers of the Company acquired through Consultant's performance of its Services under the MSA and this Work Statement. The Deliverables and the timing of delivering the Deliverable may be adjusted from time to time by mutual agreement of the parties.
5. Compensation; Expenses.

(a) In consideration of the performance of the Services by Consultant and all other covenants, duties, and obligations in this Work Statement by each Party, Company agrees to pay Consultant in accordance with the following payment schedule. All payments to Consultant are contingent on Consultant's satisfying the Deliverables/Milestones set forth on Schedule 1. Payments shall be made upon Company's written confirmation to Ben Tyson that the Deliverables/Milestones have been satisfied. Company shall pay a fixed price of $100,000 to be paid as follows:

(i) $15,000 due on the Effective Date of the APA;
(ii) $15,000 due on or about September 5, 2016;
(iii) $15,000 due on or about October 3, 2016;
(iv) $15,000 due on or about November 7, 2016;
(v) $15,000 due on or about December 5, 2016;
(vi) $15,000 due on or about January 4, 2017; and
(vii) $10,000 due on or about February 6, 2017.

(b) Company may make additional payments or prepay the development cost during the time frame set forth above. If Company does not pay an installment of the development costs set forth above within five days of its due date, then at Consultant's option and, upon 30 days' prior written notice to Company, Consultant may terminate this Work Statement. Notwithstanding anything to the contrary herein, Company shall have an additional 30 days to cure any outstanding balance prior to Consultant providing termination notice for failure to pay under this Work Statement. In addition to the payments set forth above, Company shall, subject to adjustment in accordance with section 2.12 of the APA, issue and deliver to Consultant 500,000 shares of CannaSys Stock upon Consultant completing the following performance targets:

(i) 100,000 shares @ 20 paying customers;
(ii) 100,000 shares @ 30 paying customers;
(iii) 100,000 shares @ 40 paying customers;
(iv) 100,000 shares @ 50 paying customers; and
(v) 100,000 shares @ 60 paying customers.

6. Location of Work Facilities.   Substantially all of the work will be conducted by Consultant at its regular office located in White Ridge, Colorado. Company will provide Company office space and support as it agrees may be appropriate, at its Denver facility.
7. Confidentiality, Privacy, and Information Security. The Parties agree that the provisions set forth in section 9 of the MSA related to confidentiality, privacy, and information security apply to this Work Statement and are incorporated herein by reference.
8. Notices. All notices required or permitted to be given hereunder shall be given as set forth in subsection 11(d) of the MSA.

9. Entire Agreement. All of the terms, covenants, and conditions described in the MSA are incorporated herein by reference as if the same had been described herein in full. This Work Statement, any and all required attachments, and the MSA constitute the entire understanding between the Parties regarding the subject matter of this Work Statement. The Parties have not made any oral or written representations, warranties, agreements, arrangements, or undertakings between themselves regarding the subject matter of this Work Statement that are not fully expressed in this Work Statement.
The Parties have executed this Work Statement on the respective dates set forth below.

CANNASYS, INC.

By: /s/ Michael A. Tew
Michael A. Tew, President
August 10, 2016

BETA KILLERS LLC

By: /s/ Ben Tyson
Ben Tyson, Managing Member
August 10, 2016

Schedule 1
to Work Statement No. 1
Description of Services, Timeline, and Budget

Timeline & Budget Allocation Overview
The timeline proposed herein is a preliminary assessment of the projected scope of work and necessary deliverables over the course of five months. Due to the ever-changing nature of technology development, the timeline is tentative and subject to change in response to these variables. In order to compete and ultimately succeed in a competitive, fast-growing industry, we must retain the flexibility to adapt and evolve according to new developments, demands, and the dynamic nature of market forces. This timeline will be both organic and transparent; it will evolve over time as it guides our development, and it will be available to all involved parties to reference and modify as necessary.
The allocation and distribution of funds to the Beta Killers team will serve the primary purpose of funding full-time working salaries for each of the five Beta Killers team members, in order to ensure full-time development in each of the areas outlined in the timeline proposal. Each full-time staff member presiding over or working within their area will be expected to develop and deliver in that area according to the deadlines proposed by the project timeline. These three primary areas are: Sales & Growth, Branding & Marketing, and Technology & Development.
Month 1
Sales & Growth
• Explore Denver market strategies
• Secure 3-6 Launch Partners
• Identify 3 guerrilla marketing campaigns, establish budget and logistics
• Deploy Social Media Presence/SEO (FB, twitter, Instagram, Snapchat)
• Identify and Outline 2-3 Strategic Partnerships for User Acquisition
Branding & Marketing
• Finish market research on demographics and industry
• Finalize branding and identity
• Digital collateral for social media presence (FB, Twitter, Instagram, Snapchat)
• Copy (verbiage) for social media presence (see above)
• Print collateral for guerrilla and traditional marketing campaigns
• Copy (verbiage) for guerrilla marketing campaign
• Front facing website - build "for business" section
• MVP stage complete.

Technology & Development
• 60 second protocol and countdown.
• Explore alternative mass SMS providers for pricing/speed
• Install 1-1 replies for all blasts
• Geo-Targeting via Zip Code radius from point of origin
• Sync banking protocol
• Deploy "blast scheduling" parameters
• Check new SMS Compliance - Rick Waugh, MED
• Data Storage Regulations
• Personal Information Storage (Issues w/ Medical?)
Month 2
Sales & Growth
• Denver Market (min. 1000 active users by September 30)
• Execute 1-2 strategic guerrilla marketing campaigns.
• One event, one local "tagging" campaign.
• Execute 1 Cross-Promotional Campaign with Strategic Partner (ex/Duby)
• Deploy 2 Social Media Sign-up Campaigns
• Monitor Beta Client Feedback
• Identify 1-2 Vendor Launch Partners
Branding & Marketing
• Digital collateral for on-going social media campaigns
• Copy (verbiage) for social media campaigns (use demographic research)
• Print collateral for cross-promotional campaigns
• Copy (verbiage) for cross-promotional campaigns
• Update & maintain website design and copy
• Print collateral for ongoing traditional marketing

Technology & Development
• Construction of more robust and informative dashboard for clients
• Sync banking protocol
• Preliminary Phonegap programming integration
• Begin Development: Push Notifications
• Begin Development: Deal Console
• Begin Development: Countdown Timer
Month 3
Sales & Growth
• Denver Market (min. 1,500 active users by October 31)
• Execute 1-2 strategic guerrilla marketing campaigns.
• Identify 1 Cross-Promotional Campaign with Strategic Partner (ex/Gia's Garden
• "Text to join" on packaging
• Re-Deploy 2 Social Media Sign-up Campaigns
• Increase Client Usage
• 2 campaign "deals" per mo. per client after beta
• Cost Comparison PDF's (Print v. cToke) (Billboard v. cToke)
• Text/Email Reminders to Clients
• Bulk discount on text messages
• Monitor Beta Client Feedback

Branding & Marketing
• Digital collateral for social media sign-up campaigns
• Copy (verbiage) for social media sign-up campaigns
• Digital/Print collateral for guerrilla marketing campaigns
• Copy (verbiage) for guerrilla marketing campaigns
• Print collateral for cross-promotional campaigns
• Copy (verbiage) for cross-promotional campaigns
• Update & maintain website design and copy
• Print collateral for ongoing traditional marketing
Technology & Development
• Client Account/Payment management
• Finalize and deploy PhoneGap application device-specific version
• Client Account Plan management
• Mapping component and visual
• In-App Blast creation
• In-App Blast management
• Begin SMS Short-Code development
• Beta Stage complete
Month 4
Sales & Growth
• Denver Market (min. 1,750 active users by November 30)
• Retail Launch Partners Become Paying Clients
• Beta Client Feedback Report
• Product Revisions from Beta Feedback
• Execute 1-2 strategic guerrilla marketing campaigns.
• Re-Deploy 2 Social Media Sign-up Campaigns

Branding & Marketing
• Digital collateral for social media sign-up campaigns
• Copy (verbiage) for social media sign-up campaigns
• Digital/Print collateral for guerrilla marketing campaigns
• Copy (verbiage) for guerrilla marketing campaigns
• In-store print collateral for retail centers
• Website design and verbiage revisions from feedback
Technology & Development
• Blast Metrics and analytics
• Monthly reports, multiple store deployment
• Blast Scheduling In-App
• User Management
• 1-1 testing interface in app
• Possible integration into CannX communication portal (a separate BetaKillers technology)
• Integration with other periphery applications
Month 5
Sales & Growth
• Denver Market (min. 4,000 active users by 5 mo.)
• Final Marketing Campaign - Halloween
• Deploy 2 Social Media Sign-up Campaigns
• Identify Target Markets for Duplication (Co Spgs, Ft. Collins, National expansion)
Branding & Marketing
• Digital collateral for social media sign-up campaigns
• Copy (verbiage) for social media sign-up campaigns
• Digital/Print collateral for Halloween marketing campaigns
• Copy (verbiage) for Halloween marketing campaigns
• In-store print collateral for retail centers
• Update & maintain web presence: social media & website

Technology & Development
• Dual server speed integration
• Security Audits
• Code Refactoring and Optimization
• Pressure testing, cross browser mobile compatibility
• Finalize App Store credentials and submission
• Prepare for Market Ready Product
Month 6

Focus on enhancing sales and growth targets based upon previously agreed upon work product, targets, and calibrated marketing
Month 7
Focus on enhancing sales and growth targets based upon previously agreed upon work product,